                                                                      Exhibit 99

                       BORG-WARNER SECURITY CORPORATION
           SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
                             (MILLIONS OF DOLLARS)



Introduction
------------

The accompanying unaudited Pro Forma Financial Information has been prepared as a result of the combination of the Company's armored services unit ("WFAS") with Loomis, as described in the preceding information. The unaudited Pro Forma Fianancial Information is based on the historical financial statements of the Company and WFAS and gives effect to (i) the disposition of substantially all of the assets and certain liabilities of WFAS and other adjustments related to the business combination and (ii) the application of the net proceeds received by the Company to repay certain indebtedness. The accompanying unaudited Pro Forma Consolidated Statements of Earnings for the year ended December 31, 1995 and the nine months ended September 30, 1996 give effect to the transactions as if they had been consummated on January 1, 1995. The unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1996 is presented giving effect to the transactions as if they had been consummated as of that date.

The pro forma result of operations do not include any nonrecurring charge or credits which will directly result from the transaction and which will be included in the Company's results of operations within the 12 months following the transaction. While the Company anticipates that it will recognize a gain from sale of WFAS' assets, the transaction is subject to potential significant purchase price adjustments and any gain cannot be reasonably estimated at this time. The Company does not anticipate that the gain will be material. The Company does not expect any other material nonrecurring charges or credits to result form the transaction.

The unaudited Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future results of operations or financial position of the Company had the transactions described above occurred on the indicated dates or been in effect for the periods presented.

The unaudited Pro Forma Financial Information and the accompanying notes should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of the Company and WFAS, including the related notes thereto.

                       BORG WARNER SECURITY CORPORATION
           PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                         YEAR ENDED DECEMBER 31, 1995
                    (MILLIONS OF DOLLARS EXCEPT PER SHARE)


                                                                        Pro Forma
                                                    Historical         Adjustments (a)    Pro Forma
                                                    ----------         ------------       ---------
Net service revenue                                  $1,708.5              ($231.0)        $1,477.5

Cost of services                                      1,359.3               (188.6)         1,170.7
Selling, general and administrative expenses            212.5                (18.7)           193.8
Depreciation                                             52.1                 (7.2)            44.9
Amortization of excess purchase price
  over net assets acquired                               13.4                 (1.5)            11.9
Interest expense and finance charges                     55.9                 (8.9)(b)         47.0
                                                      -------                -----         --------
  Earnings before income taxes and equity in
    earnings of unconsolidated subsidiaries              15.3                 (6.1)             9.2
Provision for income taxes                                6.9                 (2.6)(c)          4.3
                                                      -------                -----         --------
  Earnings before equity in earnings of
    unconsolidated subsidiaries                           8.4                 (3.5)             4.9
Equity in earnings of Loomis Fargo                          -                  3.3 (d)          3.3
                                                      -------                -----         --------
  Earnings from continuing operations                    $8.4                ($0.2)            $8.2
                                                      =======                =====         ========

Earnings per share from continuing operations           $0.36                                 $0.35

Average shares outstanding (thousands)                 23,399                                23,399


                       BORG-WARNER SECURITY CORPORATION
           PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                       9 MONTHS ENDED SEPTEMBER 30, 1996
                    (MILLIONS OF DOLLARS EXCEPT PER SHARE)


                                                  Pro Forma
                                  Historical     Adjustments   (a)    Pro Forma
                                  ----------     -------------        ---------
Net service revenue                 $1,267.3           ($182.3)        $1,085.0

Cost of services                     1,010.0            (153.4)           856.6
Selling, general and administrative
  expenses                             156.7             (13.8)           142.9
Depreciation                            35.6              (5.2)            30.4
Amortization of excess purchase
  price over net assets acquired        10.1              (1.1)             9.0
Interest expense and finance
  charges                               42.7              (7.1)(b)         35.6
                                  ----------     -------------         --------
   Earnings before income taxes
     and equity in earnings of
       unconsolidated subsidiaries      12.2              (1.7)            10.5
Provision for income taxes               4.5              (0.9)(c)          3.6
                                  ----------     -------------         --------
   Earnings before equity in
     earnings of unconsolidated
     subsidiaries                        7.7              (0.8)             6.9
Equity in earnings of Loomis
  Fargo                                   --               1.9 (d)          1.9
                                  ----------     -------------         --------
   Earnings from continuing
     operations                     $    7.7            $  1.1         $    8.8
                                  ==========     =============        =========


Earnings per share from continuing
  operations                        $   0.33                           $   0.38

Average shares outstanding
  (thousands)                         23,502                             23,502

                       BORG-WARNER SECURITY CORPORATION
          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              SEPTEMBER 30, 1996
                             (MILLIONS OF DOLLARS)


                                                                        Pro Forma
                                                        Historical     Adjustments (e)   Pro Forma
                                                        ----------     -----------       ---------
ASSETS
  Cash and cash equivalents                                 $ 17.3               -          $ 17.3
  Receivables, net                                            99.9          $(28.9)           71.0
  Inventories                                                 12.6            (1.8)           10.8
  Other current assets                                        31.4            10.5 (b)        41.9
                                                        ----------     -----------       ---------
    Total current assets                                     161.2           (20.2)          141.0

Property, plant and equipment, at cost                       446.1           (79.9)          366.2
Less accumulated depreciation                                234.1           (49.0)          185.1
                                                        ----------     -----------       ---------
    Net property, plant and equipment                        212.0           (30.9)          181.1

Net excess purchase price over net assets acquired           240.3           (27.8)          212.5
Deferred tax asset                                            62.3               -            62.3
Net assets of discontinued operations                         11.5               -            11.5
Investment in Loomis Fargo                                       -             5.3 (d)         5.3
Other assets                                                  88.3            (4.2)           84.1
                                                        ----------     -----------       ---------

    Total assets                                            $775.6          $(77.8)         $697.8
                                                        ==========     ===========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Notes payable                                             $  2.9          $ (0.7)         $  2.2
  Accounts payable and accrued expenses                      176.9           (11.8)          165.1
                                                        ----------     -----------       ---------
    Total current liabilities                                179.8           (12.5)          167.3

  Long-term debt                                             456.9           (91.0)(b)       365.9
  Other long-term liabilities                                109.5            25.7 (f)       135.2

  Capital stock:
    Common stock                                               0.2               -             0.2
    Series I non-voting common stock                             -               -               -
  Other stockholders' equity                                  29.2               -            29.2
                                                        ----------     -----------       ---------
    Total stockholders' equity                                29.4               -            29.4
                                                        ----------     -----------       ---------

      Total liabilities and stockholders' equity            $775.6          $(77.8)         $697.8
                                                        ==========     ===========       =========

                       BORG-WARNER SECURITY CORPORATION
           SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION (UNAUDITED)



Notes to Pro Forma Statements of Earnings and Balance Sheet
-----------------------------------------------------------
a To eliminate the historical revenues and expenses of WFAS and subsidiaries for the respective periods presented.

b To eliminate debt retired with proceeds received from the transaction and to adjust interest expense. Proceeds from the transaction, net of transaction and related expenses, were approximately $105 million and were applied as follows: decrease in borrowings under the term loan, $80 million; decrease in borrowings under the revolving line of credit, $10 million; and increase in interest-bearing cash deposits under the accounts receivable facility, $15 million. The interest expense adjustment was computed using the average interest rates for the respective periods. Such rates were used because management believes these rates would have been the same if the facilities had been negotiated by the Company on a stand-alone basis without WFAS.

C To record the estimated income tax effect for the pro forma adjustments described in Notes (a) and (b) for the respective periods.

d To recognize, under the equity method, the Company's 49% interest in the pro forma net assets and earnings of Loomis, Fargo & Co.

e To eliminate the historical assets, liabilities and stockholder's equity of WFAS and subsidiaries.

f To establish allowances for anticipated expenses incurred as a direct result of the business combination and for purchase price adjustments under the contribution agreement, including indemnifications and performance guarantees.